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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT

1.   Standard Pacific of Texas, Inc., a Delaware corporation.
2.   Standard Pacific of Orange County, Inc., a Nevada corporation.
3.   Standard Pacific of Fullerton, Inc., a Nevada corporation.
4.   Standard Pacific of Arizona, Inc., a Delaware corporation.
5.   Standard Pacific Construction, Inc., a Delaware corporation.
6.   Family Lending Services, Inc., a Delaware corporation.
7. SPS Affiliates, Inc., a subsidiary of Family Lending Services, Inc. and a California corporation.
8.   Standard Pacific Financing, Inc., a California corporation.
9. Standard Pacific Financing, L.P., a Delaware limited partnership in which the registrant owns a 99% interest in all profits, losses, credits and distributions.
10.  SPH Title, Inc., a Delaware corporation.
11.  StanPac Corp., a Delaware corporation.
12. Parkridge Partners, a California general partnership in which the registrant has a 50% ownership interest.
13. Pacific Ridge Partners, a California general partnership in which the registrant has a 50% ownership interest.
14. StanPac Development Company, LLC, a Delaware limited liability company in which the registrant has a 50% ownership interest.
15. Azusa Associates, LLC, a California limited liability company in which the registrant has a 50% ownership interest.
16. SPH Mortgage, a joint venture in which Standard Pacific of Texas, Inc. and Standard Pacific of Arizona, Inc. hold an aggregate 50% ownership interest.

Neither the subsidiaries nor the partnerships in which the registrant has an interest have done business under names other than their own, with the exception of the following:

1.   Standard Pacific of Orange County, a division of Standard Pacific Corp.
2.   Standard Pacific of San Diego, a division of Standard Pacific Corp.
3.   Standard Pacific of Ventura, a division of Standard Pacific Corp.
4.   Standard Pacific of Northern California, a division of Standard Pacific
     Corp.
5.   Standard Pacific of Dallas, a division of Standard Pacific of Texas, Inc.
6.   Standard Pacific of Houston, a division of Standard Pacific of Texas, Inc.
7.   Standard Pacific Homes.
8.   Standard Pacific.